                                                                   EXHIBIT 10.30

                       SUBURBAN OSTOMY SUPPLY CO., INC.



                                             January 22, 1996



Michael J. Quinn
c/o St. Louis Ostomy Distributors, Inc.
2701 Clark Avenue
St. Louis, MO 63103

Dear Mike:

     This letter will confirm our understandings with respect to your ongoing role with St. Louis Ostomy Distributors, Inc. ("St. Louis") following its acquisition (the "Acquisition") by Suburban Ostomy Supply Co., Inc. ("Suburban").

     As we have made clear, we are eager that you continue your employment with St. Louis following the acquisition by Suburban. You will be asked to assist with transitional matters, sales activity and ongoing operations. As you are aware, we have not yet made a decision with respect to the St. Louis facility, and accordingly your continued employment by St. Louis will continue for such time as you and Suburban may mutually agree, and shall be terminable at-will by either St. Louis or Michael J. Quinn.

     During the period that you continue as an employee of St. Louis, you will be paid a base salary at the annualized rate of $100,000 per year, which base salary shall terminate upon termination of employment for any reason. You will also be entitled to receive such employee benefits as are made available generally to senior employees of St. Louis following the acquisition by Suburban. In addition, you will be eligible to earn a bonus of up to $60,000 for your efforts relating to the key accounts set forth below. In each case, you will be entitled to receive a bonus based on the level of sales to the Key Accounts identified below for the Measuring Periods. Only those sales by St. Louis shall be included, except in the case of American Home Patient where there shall also be included sales of Suburban.

     In each case, you shall be entitled to earn a pro rata bonus of between 80%
                                                       ---- -----
and 100% of the amount indicated under the heading entitled "Maximum Payout", if and to the extent

Suburban Ostomy Supply Co., Inc.
January 22, 1996
Page 2

that in excess of 80% of the Applicable Sales Goal has been achieved. For example, if 90% of the Sales Goal for American Home Patient (or $2,700,000) is achieved for the period ending December 31, 1996, you will be entitled to a bonus of $22,500 (90% of the Maximum Payout of $25,000). In no event will your bonus with respect to sales to a particular key account exceed the specified Maximum Payout.

     If your employment by St. Louis terminates prior to the end of a Measuring Period, then your entitlement to a bonus will be based on annualized sales to a Key Account during the period from the date of the Acquisition through the date of termination of employment. For example, if you were employed for six months after the Acquisition, and sales by St. Louis to Primedica during that period totaled $400,000, then for the purpose of determining whether you were entitled to a bonus with respect to sales to Primedica it would be assumed that sales to Primedica for the period ending July 31, 1996 totaled $800,000.

     Any bonus payable to you with respect to this program shall be based upon amounts actually collected from the Key Accounts, and will be made to you within 30 days following expiration of the applicable Measuring Period.

                                             MEASURING
                                             PERIOD      MAXIMUM
       KEY ACCOUNT               SALES GOAL  ENDING      PAYOUT
       -----------               ----------  ---------   -------
       American Home Patient     $3,000,00   12/31/96     $25,000


                                             MEASURING
                                             PERIOD      MAXIMUM
       KEY ACCOUNT               SALES GOAL  ENDING      PAYOUT
       -----------               ----------  ---------   ------
       Pharmacy Corp. of
       America (Indianapolis
       Branch)                   $650,000     7/31/96     $15,000

       Primedica                 $400,000     7/31/96      $5,000

       Manor Care                $350,000     7/31/96     $10,000

       Tandem Medical            $200,000     7/31/96      $5,000

Suburban Ostomy Supply Co., Inc.
January 22, 1996
Page 3


          Mike, we believe that this letter sets forth an appropriate basis for continuation of your employment by St. Louis, and we look forward to working with you. If this letter accurately sets forth our understandings, would you please signify by signing and returning the enclosed copy of this letter.



                                             SUBURBAN OSTOMY SUPPLY, INC.


                                             BY: /s/ Herbert P. Gray
                                                ------------------------------
                                                Herbert P. Gray, Chairman

ACCEPTED AND AGREED THIS
22ND DAY OF JANUARY, 1996

/s/ Michael J. Quinn
- -------------------------------
Michael J. Quinn